Exhibit 10.72

SECOND AMENDMENT

     THIS SECOND AMENDMENT to Agreement (“Second Amendment”) is entered into as of this 21st day of February, 2005 by and between Wilsons The Leather Experts Inc. (the “Company”), and Joel N. Waller, a Minnesota resident (“Waller”).

     WHEREAS, Waller was previously employed by the Company as its Chief Executive Officer and continues as a director, until the expiration of his term at the 2005 annual meeting of shareholders of the Company;

     WHEREAS, Waller was employed under the terms and conditions of an Amended Employment Agreement, which provided certain severance benefits to Waller in the event that his employment with the Company ended under circumstances described in the Amended Employment Agreement;

     WHEREAS, the Company and Waller entered into an Agreement dated October 28, 2004, as amended (“Separation Agreement”), regarding the terms of Waller’s separation from the Company, which Separation Agreement modified the payment schedule for the severance pay expected to be owed to Waller under the Amended Employment Agreement;

     WHEREAS, while the parties were negotiating the terms of the Separation Agreement, the American Jobs Creation Act of 2004 (the “Act”) was enacted, Section 885 of which Act added new provisions to the Internal Revenue Code pertaining to deferred compensation;

     WHEREAS, in December 2004 and January 2005, after the parties had entered into the Separation Agreement, the Treasury Department issued transition guidance and revised transition guidance regarding the deferred compensation provisions of the Act (“Notice 2005-1”);

     WHEREAS, the parties agree that it is in their mutual best interests to further modify the severance pay provisions of the Amended Employment Agreement, as implemented under the Separation Agreement, with the full intention of complying with the Act and Notice 2005-1 so as to avoid the excise taxes and penalties imposed under the Act, and to further amend the Separation Agreement to effect such modification; and

     WHEREAS, pursuant to the Act and Notice 2005-1 (including, without limitation, Q&A-20 thereunder), it is the intention of the parties to hereby amend the Amended Employment Agreement and the Separation Agreement to terminate and cancel any and all deferral aspects of the severance pay provisions therein and to provide for payment of all such severance pay in calendar year 2005, in accordance with the provisions of this Second Amendment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties agree as follows:

     1. Subsection 4(a) of the Separation Agreement is hereby deleted in its entirety and replaced with the following:

     a. Severance Pay. Section 6(c)(i) of the Amended Employment Agreement is hereby cancelled and terminated. In lieu of any payments under Section 6(c)(i) of the Amended Employment Agreement, the Company shall instead pay to Waller severance pay in the gross amount of $1,100,000.00, payable in two installments as follows: (i) $505,576.92, less required tax withholdings, shall be paid to Waller by the Company promptly after execution of this Second Amendment by Waller and the Company; and (ii) $594,423.08, less required tax withholdings, shall be paid to Waller by the Company on or before December 31, 2005.

     2. Waller and the Company each acknowledge that the application of the Act and Notice 2005-1 to the arrangements hereunder is uncertain and subject to legal interpretation. The parties are entering into this Second Amendment based on their own best judgment and legal advice, with the full intention of complying with the Act and Notice 2005-1 so as to avoid the excise taxes and penalties imposed under the Act. Neither party has made any representation to the other regarding the tax implications of this Second Amendment.

     3. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement. Other than as expressly amended in this Second Amendment, the Separation Agreement shall continue in full force and effect, as so amended by this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date stated above.

WILSONS THE LEATHER EXPERTS INC.
/s/ Joel N. Waller	By:	/s/ Michael Cowhig
Joel N. Waller		Michael Cowhig
Its Chairman, Compensation Committee

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